Exhibit 10.3

NOTICE OF CONVERSION
(2015 Bridge Loan – Promissory Notes)
TO:                            ActiveCare, Inc.
            1365 West Business Park Avenue
             Orem, Utah 84058
Attn:                          James Dalton, Chief Executive Officer

1.            The undersigned noteholder ("Noteholder") is the holder of one or more Promissory Notes ("Notes") in the aggregate principal amount of Three Hundred Fifty Thousand Dollars ($350,000) issued by ActiveCare, Inc., a Delaware corporation (the "Company"), pursuant to that certain Subscription Agreement made as of August 24, 2015, by and among the Company and each subscriber set forth on Schedule 1 attached thereto (as amended or modified, the "Subscription Agreement").  Capitalized terms in this Notice shall have the meaning provided them in the Subscription Agreement.
2.            All principal, interest and other amounts owing under the Notes shall be referred to as the "Outstanding Balance".
3.            Notwithstanding anything to the contrary in the Notes, Noteholder hereby elects to convert all of the Outstanding Balance into Common Stock of the Company at $.04 per share (the "Conversion Shares").  The Closing Date is defined as the date the Company closes on a financing with Partners for Growth IV, L.P. ("PFG").  In the case that the PFG financing does not occur within 30 days from the date herein, then this Notice of Conversion will be null and void.
4.            Please issue the Conversion Shares under this Notice of Conversion in the name of Noteholder as indicated in the attached Schedule I on the Closing Date (the "Exchange Date").  Interest shall be paid on the Notes as provided therein through the Exchange Date.
5.            Noteholder hereby acknowledges and agrees that upon conversion of the Outstanding Balance into the Conversion Shares, all of the Company's obligations under the Notes shall be deemed satisfied in full, the Notes shall be cancelled and the Security Agreement shall be terminated, all rights of Noteholder thereunder shall terminate and any liens granted pursuant to the Notes or the Subscription Agreement shall be terminated an released.
DATED as of February __, 2016

Company: ActiveCare, Inc. By: Name: Title:	Noteholder: By: Name: -___________________________ Address: _________________________

SCHEDULE I

NAME OF HOLDER                                                                                                  NO. OF SHARES TO BE ISSUED